UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007
QLT Inc.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(604) 707-7000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On January 18, 2007, QLT Inc. issued a press release reporting that Novartis AG announced global Visudyne® (verteporfin) sales of approximately US$76.5 million for the quarter and US$353.8 million for the year ended December 31, 2006. Visudyne sales for the fourth quarter declined by 28.7% over the same quarter in 2005 and the full year represented a decrease of 26.9% over annual sales in 2005. Visudyne sales in the U.S. for the quarter were approximately US$9.2 million, representing 12.0% of total sales for the quarter.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by QLT Inc. on January 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 18, 2007

QLT INC.
By:	/s/ Cameron Nelson
	Name:	Cameron Nelson
	Title:	Vice President and Chief Financial Officer